Exhibit 5.1

October 5, 2016

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to Histogenics Corporation (the “Company”) in connection with the filing with the Securities and Exchange Commission on October 5, 2016 of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of up to an aggregate of 26,800,001 shares of common stock, par value $0.01 (the “Common Stock”) of the Company, consisting of (a) 2,596,059 shares of Common Stock (the “Shares”), and (b) 10,737,275 shares of Common Stock issuable upon conversion of 24,158.8693 shares of the Company’s Series A Convertible Preferred Stock, stated value $1,000 (the “Preferred Shares”) and (c) 13,466,667 shares of Common Stock issuable upon the exercise of warrants to purchase 13,466,667 shares of Common Stock (the “Warrants” and, collectively with the Preferred Shares and Shares, the “Securities”). Each Warrant has an initial exercise price of $2.25 per share of Common Stock and is exercisable for five (5) years following stockholder approval of the issuance of the Preferred Shares and Warrants.

This opinion letter is being delivered at your request in accordance with the requirements of Paragraph 29 of Schedule A to the Act and Item 601(b)(5)(i) of Regulation S-K under the Act.

The Shares and the Preferred Shares were sold pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) among the Company and the purchasers named therein dated September 15, 2016. Warrants exercisable for 13,333,334 shares of Common Stock were issued to such purchasers pursuant to the Securities Purchase Agreement and Warrants exercisable for 133,333 shares of Common Stock were issued to the placement agent and its designees as part of such placement agent’s compensation pursuant to a letter agreement with the Company.

In connection with this opinion, we have examined the Registration Statement, the Company’s Sixth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Certificate of Designation of Series A Convertible Preferred Stock filed as an exhibit to the Registration Statement (the “Certificate of Designation”) and the Warrants, establishing the terms of the Securities in each case as in effect as of the date of this opinion letter, as certified by the Secretary of the Company, the corporate action of the Company relating to the Registration Statement and the authorization for issuance and sale of the Securities and the Common Stock underlying the Securities, as applicable, and matters in connection therewith and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

We have also examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions and on a certificate of an officer of the Company. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors has taken all action necessary to set the issuance price of the Securities, and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof of such parties. We also have assumed that the Company will not in the future issue or otherwise make unavailable so many shares of Common Stock that there are insufficient authorized and unissued shares of Common Stock remaining and available for issuance pursuant to the conversion of the Preferred Shares and the exercise of the Warrants for shares of Common Stock. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware and, solely in connection with the opinions in numbered paragraph 2 below, the laws of the State of New York and the laws of the Commonwealth of Massachusetts. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority; or (d) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. The opinions set forth below are rendered as of the date of this opinion letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinions expressed herein are also subject to the qualification that no term or provision shall be included in any Warrant or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinions.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that when (a) the Registration Statement becomes effective under the Act and (b) the Certificate of Designation has been filed with the Delaware Secretary of State as required by applicable law:

1. The shares of Common Stock comprising the Shares are duly authorized for issuance by the Company and the Shares are validly issued, fully paid and non-assessable;

2. The Warrants constitute valid and binding obligations of the Company (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured partied generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity);

3. The Common Stock issuable upon conversion of the Preferred Shares, when such Preferred Shares are converted in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable; and

4. The Common Stock issuable upon exercise of the Warrants, when issued, paid for (which amount shall be not less than the par value of the Common Stock, as applicable) and delivered upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement, and in any amendment or supplement thereto.

Very truly yours,

/s/ Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH
VILLENEUVE FRANKLIN & HACHIGIAN, LLP